UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

888-672-0365

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2025, on August 7, 2025, Amaze Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Original Purchase Agreement”) with Parler Cloud Technologies, LLC (“Parler”). Pursuant to the Original Purchase Agreement and subject to the satisfaction of certain conditions set forth therein, Parler would purchase 1,000,000 shares (the “Shares”) of common stock, par value 0.001 per share (the “Common Stock”), of the Company at $6.00 per share and a 3-year warrant (the “Warrant”) to purchase 1,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $7.50 per share, subject to adjustment.

On October 23, 2025, the Company and Parler revised the terms of the transaction contemplated by the Original Purchase Agreement by entering into an Amended and Restated Securities Purchase Agreement (the “A&R Purchase Agreement”). Under the A&R Purchase Agreement, Parler has agreed to purchase the same number of Shares and Warrants in three tranches for an aggregate purchase price of $4,000,000. Parler will pay the aggregate purchase price as follows: (i) $2,000,000 in the form of 400 shares of Parler’s Series A Preferred Stock priced at $5,000 per share, in exchange for 500,000 Shares and 500,000 Warrants (“Tranche 1”); (ii) $1,000,000 in cash for 250,000 Shares and 250,000 Warrants (“Tranche 2”); and (iii) $1,000,000 in cash for 250,000 Shares and 250,000 Warrants (“Tranche 3”). The Company has the option to receive shares of Parler’s Series A Preferred Stock instead of cash for Tranche 2 and Tranche 3. Subject to the terms and conditions of the A&R Purchase Agreement, the closing of Tranche 1 and Tranche 2 will occur on or before November 30, 2025 and the closing of Tranche 3 will occur on or before December 31, 2025.

The A&R Purchase Agreement includes customary representations and warranties from the Company and Parler, customary closing conditions, as well as customary covenants and agreements related to transfer restrictions, material non-public information and short sale prohibitions.

The foregoing description of the A&R Purchase Agreement is qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The securities described herein were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Securities Purchase Agreement dated as of October 23, 2025 between Amaze Holdings, Inc. and Parler Cloud Technologies, LLC
10.2	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed August 13, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer